Exhibit (17)(a)

PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1)	Read the Proxy Statement and have the proxy card below at hand.

2)	Go to website www.proxyvote.com

3)	Follow the instructions provided on the website.

To vote by Telephone

1)	Read the Proxy Statement and have the proxy card below at hand.

2)	Call 1-800-690-6903

3)	Follow the instructions.

To vote by Mail

1)	Read the Proxy Statement.

2)	Check the appropriate box on the proxy card below.

3)	Sign and date the proxy card.

4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19373-Z51851	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NICHOLAS-APPLEGATE INTERNATIONAL GROWTH FUND

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Trustees unanimously recommend a vote FOR the Proposal.

Please vote by filling in the appropriate box below.

1.        Proposal to approve the Agreement and Plan of Reorganization providing for the transfer of all of the assets of Nicholas-Applegate International Growth Fund (the “NAIF Fund”), a series of Nicholas-Applegate Institutional Funds, to Allianz NACM International Growth Fund (the “Acquiring Fund”), a series of Allianz Funds Multi-Strategy Trust, in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the NAIF Fund, and the distribution of such shares to the shareholders of the NAIF Fund in complete liquidation of the NAIF Fund, all as described in the Prospectus/Proxy Statement.

	For ☐	Against ☐	Abstain ☐

Note: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, Trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

M19374-Z51851

PROXY SOLICITED BY THE BOARD OF TRUSTEES

OF NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

PROXY FOR MEETING OF SHAREHOLDERS - March 19, 2010

The undersigned hereby appoints Deborah A. Wussow-Hammalian and Charles H. Field, Jr. and each of them separately, proxies with power of substitution to each, and hereby authorizes them to represent and to vote, as designated on the reverse side, at the Meeting of Shareholders (the “Meeting”) to be held on March 19, 2010 at 8:00 a.m. Pacific time, at 600 West Broadway, 29th Floor, San Diego, CA 92101, and at any adjournments thereof, all of the shares of the Fund that the undersigned would be entitled to vote if personally present.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE